Exhibit 99.1

News Release	Contact:

For Immediate Release	James J. Hyland, VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com
TLCVision Receives NASDAQ Delisting Letter
ST. LOUIS, MO, December 17, 2009: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, announced today that it has received a staff determination letter from the NASDAQ Stock Market notifying the Company that its common stock will be delisted from the NASDAQ Global Market.
As previously disclosed in the Company’s press release of September 22, 2009, on September 16, 2009 NASDAQ notified the Company that the Company’s common stock had not maintained a minimum value of publicly held shares of $15 million as required by Marketplace Rule 5450(b)(2)(C) or 5450(b)(3)(C) (the “MVPHS Rule”) for the previous 30 consecutive business days. In accordance with Marketplace Rule 5810(c)(3)(D), the Company was provided a grace period of 90 calendar days, or until December 15, 2009, to regain compliance with the MVPHS Rule. The NASDAQ staff determination letter states that the Company has not regained compliance within the given grace period and, as a result, unless the Company requests an appeal of the staff determination, trading of the Company’s common stock will be suspended at the opening of business on December 28, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on NASDAQ.
The staff determination letter further states that the Company may appeal the delisting determination to a NASDAQ Listing Qualifications Panel, or the Panel, by submitting a hearing request. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision, if the NASDAQ Hearings Department receives the Company’s hearing request on or before 4:00pm Eastern Time on December 23, 2009.
As disclosed in the Company’s press release on September 22, 2009, the Company has also failed to comply with the $1 minimum bid price requirement under Marketplace Rule 5450(a)(1). The Company’s grace period with respect to the minimum bid price requirement would expire March 15, 2010.
The Company is evaluating whether to request a hearing with the Panel to appeal the proposed delisting, or to not appeal the NASDAQ staff decision and allow its common stock to be delisted. If the common stock is delisted, the Company expects that it will be eligible to trade on the OTC Bulletin Board.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” ”intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.

Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.
See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward- looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.tlcvision.com.
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